                                                                    Exhibit 1(c)

                                TERMS AGREEMENT

                                                                January 27, 1994


GOLDMAN, SACHS & CO.
CS FIRST BOSTON CORPORATION
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED


Dear Sirs:

         Turner Broadcasting System, Inc., a Georgia corporation ("TBS"), confirms its agreement with each of the Underwriters listed below (the "Underwriters," which term shall also include any underwriter substituted as provided in Section 2(c) of the Basic Provisions (defined below)). TBS hereby agrees to sell and the Underwriters, acting severally and not jointly, agree to purchase, the respective principal amounts of 7.40% Senior Notes due 2004 (the "Notes") and 8.40% Senior Debentures due 2024 (the "Debentures" and, together with the Notes, the "Underwritten Securities") set forth opposite their respective names below at 98.595 % of the principal amount of the Notes and
98.422 % of the principal amount of the Debentures, in each case plus interest accrued from February 1, 1994. Capitalized terms used herein and not otherwise defined have the meanings given to such term in the Basic Provisions.


         Underwriter                                        Principal Amount
         -----------                                        ----------------

                                                            Notes               Debentures
                                                            -----               ----------
Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . .   $  83,334,000        $66,668,000
CS First Boston Corporation . . . . . . . . . . . . . . .      83,333,000         66,666,000
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated  . . . . . . . . . . . . . .      83,333,000         66,666,000
                                                            -------------       ------------

         Total  . . . . . . . . . . . . . . . . . . . . .   $ 250,000,000       $200,000,000
                                                             ============       ============


The Notes shall have the following terms:

         Principal Amount . . . . . . . . . . . . . . . .      $250,000,000

         Date of maturity . . . . . . . . . . . . . . . .      February 1, 2004

         Interest rate or rates (as
           method of determination) . . . . . . . . . . .      7.40% per annum

         Initial public offering price (as a percentage
           of the Principal Amount of the Notes)  . . . .      99.845%

         Interest payment dates . . . . . . . . . . . . .      February 1 and August 1, commencing August 1, 1994

         Redemption provisions  . . . . . . . . . . . . .      The Notes are not redeemable at the option of TBS.  The Notes are redeemable at the option of the Holders upon a Change of Control, certain mergers, sales or transfers of assets and certain Restricted
                                                               Payments, all as described in the Preliminary Prospectus Supplement, dated January 24, 1994, and as described more fully in the Indenture, dated as of May 15, 1993, as modified in the Officer's Certificate to be issued with respect to the Underwritten Securities (together, the
                                                               "Indenture")

         Additional Covenants . . . . . . . . . . . . . .      Additional covenants include, without limitation, a limitation on the incurrence of Funded Debt and certain Liens, as described in the
                                                               Preliminary Prospectus Supplement, dated January 24, 1994, and as described more fully in the Indenture

         Form and denomination  . . . . . . . . . . . . .      Certificated, in denominations of $1,000 and integral multiples thereof

         Specified funds for payment
           of purchase price  . . . . . . . . . . . . . .      Certified or official bank check or checks payable in New York
                                                               Clearing House funds

The Debentures shall have the following terms:

         Principal Amount . . . . . . . . . . . . . . . .      $200,000,000

         Date of maturity . . . . . . . . . . . . . . . .      February 1, 2024

         Interest rate or rates (or
           method of determination) . . . . . . . . . . .      8.40% per annum

         Initial public offering price (as a percentage
            of the Principal Amount of the Debentures)  .      99.922%

         Interest payment dates . . . . . . . . . . . . .      February 1 and August 1, commencing August 1, 1994

         Redemption provisions  . . . . . . . . . . . . .      The Debentures will be subject to redemption at any time on or after
                                                               February 1, 2004, at the option of TBS, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the Principal Amount of the
                                                               Debentures) set forth below, in each case together with accrued and unpaid interest, if any, to but excluding the date of redemption, if redeemed during the 12-month period beginning February 1 of the year indicated below:

                                                                                     Redemption
                                                               Year                  Price
                                                               ----                  ----------------
                                                               2004                  104.161%
                                                               2005                  103.745
                                                               2006                  103.329
                                                               2007                  102.913
                                                               2008                  102.497
                                                               2009                  102.081
                                                               2010                  101.664
                                                               2011                  101.248
                                                               2012                  100.832
                                                               2013                  100.416
                                                               2014 and              100.000%
                                                               thereafter

                                                               The Debentures are redeemable at the option of the Holders upon a
                                                               Change of Control, certain mergers, sales or transfers of assets and certain Restricted Payments, all as described in the Preliminary
                                                               Prospectus Supplement, dated January 24, 1994, and as described more fully in the Indenture

         Additional Covenants . . . . . . . . . . . . . .      Additional covenants include, without limitation, a limitation on the incurrence of Funded Debt and certain Liens, as described in the
                                                               Preliminary Prospectus Supplement, dated January  24, 1994, and as described more fully in the Indenture

         Form and denomination  . . . . . . . . . . . . .      Certificated, in denominations of $1,000 and integral multiples thereof

         Specified funds for payment
           of purchase price  . . . . . . . . . . . . . .      Certified or official bank check or checks payable in New York
                                                               Clearing House funds

         The specified address for notices, delivery date and place of closing for purposes of the Underwritten Securities as set forth in the Basic Provisions shall be as set forth below:

         Specified address for notices . . . . . . . . . .     Goldman, Sachs & Co.
                                                               85 Broad Street
                                                               21st Floor
                                                               New York, New York  10004
                                                               Attn:   Registration Department

                                                               CS First Boston Corporation
                                                               55 East 52nd Street
                                                               New York, New York  10055
                                                               Attn:  Joseph D. Fashano
                                                               New Issue Processing

                                                               Merrill Lynch & Co.
                                                               10900 Wilshire Boulevard
                                                               Los Angeles, California  90024
                                                               Attn: Scott A. Ryles

         Delivery Date  . . . . . . . . . . . . . .      9:00 a.m., Atlanta time, on February 3, 1994

         Place of Closing . . . . . . . . . . . . .      Atlanta, Georgia

         All of the provisions contained in the document entitled "Turner Broadcasting System, Inc. -- Debt Securities -- Underwriting Agreement Basic Provisions" and dated June 30, 1993 (the "Basic Provisions"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein; provided, however, that solely with respect to the offering of the Underwritten Securities covered by this Terms Agreement the Basic Provisions are modified as follows:

1. Section 1(a)(x) of the Basic Provisions is hereby amended to read as follows:

         (x) The only subsidiaries of TBS are Cable News Network, Inc., SuperStation, Inc., Turner Entertainment Co., Turner Network Television, Inc., Castle Rock Entertainment ("CRE") and New Line Cinema Corporation ("New Line") and HB Holding Co. (collectively, the "Significant Subsidiaries"), other than corporate consolidated subsidiaries none of which would constitute a "significant subsidiary" of TBS under Regulation S-X of the rules and regulations of the Commission nor is material to the business of TBS and its subsidiaries, taken as a whole.

2. Section 1(a)(xi) of the Basic Provisions is hereby amended to read as follows:

         (xi) (A) Each of Cable News Network, Inc., SuperStation, Inc., Turner Entertainment Co., Turner Network Television, Inc., New Line and HB Holding Co. (collectively, the "Corporate Significant Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct the businesses in which it is engaged and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of each such Corporate Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned beneficially by TBS free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than (a) restrictions arising under or by virtue of the Federal Communications Act of 1934, as amended ("Communications Act Restrictions"), and (b) restrictions arising under Article V,
         Section 4(g) of the Restated Articles of Incorporation of TBS ("Class C Restrictions").

         (B) CRE is a California general partnership duly formed and validly existing as a general partnership under the laws of the State of California, has partnership power and authority to own, lease and operate its properties and to conduct the businesses in which it is engaged; all of the general partnership interests in CRE are owned beneficially by TBS free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than (a) the Communications Act Restrictions and (b) the Class C Restrictions.

3. The first clause of Section 1(a)(xii) of the Basic Provisions is hereby amended to read as follows: "Neither TBS nor any of its Significant Subsidiaries is in violation of its charter, bylaws or other corresponding organizational documents".

4. For purposes of the opinion required by Section 5(b)(1) of the Basic Provisions, the term "Significant Subsidiaries" shall not include CRE or New Line.

5. For purposes of the opinion required by Section 5(b)(1) of the Basic Provisions, the opinion of Troutman Sanders need not address matters relating to CRE or New Line or the acquisitions thereof by TBS insofar as such matters are being opined on by Steven W. Korn, Esq., General Counsel of the Company, pursuant to the opinion delivered pursuant to
         Section 5(b)(2)(iv) or (v) of the Basic Provisions, as amended hereby (except with respect to the Amended 1993 Credit Agreement (as defined in the Prospectus)).

6. For purposes of Section 5(b)(5) of the Basic Provisions, Troutman Sanders need not express any opinion or belief with respect to information included or incorporated by reference in the Registration Statement or the Prospectus, or omitted therefrom, insofar as such information relates to New Line or CRE or to the acquisition of New Line or CRE by TBS (other than information relating to the Amended 1993 Credit Agreement (as defined in the Prospectus)).

7. In addition to the matters set forth in Section 5(b)(2) of the Basic Provisions, the opinion of Steven W. Korn, Esq., General Counsel of TBS shall include the following:

         (iii) CRE is a duly formed and validly existing general partnership under the laws of the State of California, has partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; all of the general partnership interests in CRE are beneficially owned by TBS free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (a) the Communications Act Restrictions and (b) the Class C Restrictions; New Line has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on TBS and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of New Line has been duly authorized and validly issued, is fully paid and nonassessable and is beneficially owned by TBS, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (a) the Communications Act Restrictions and (b) the Class C Restrictions.

         (iv) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments entered into, acquired or assumed in connection with the CRE or New Line acquisitions required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described, referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (v) The issuance and delivery of the Underwritten Securities, the execution and delivery of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein, will not (i) conflict with or constitute a breach of, or default under, (ii) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of TBS, CRE or New Line pursuant to, or
                 (iii) result in any obligation to redeem or repurchase any securities or indebtedness of TBS or its subsidiaries or affiliates under, any agreement, indenture or instrument known to such counsel and to which CRE or New Line is a party or by which either of them may be bound or which TBS entered into, assumed or acquired in connection with the acquisition of CRE or New Line, or to which any of the property or assets of CRE or New Line is subject except for such conflicts, breaches, defaults, liens, charges, encumbrances or violations which, singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise.

         This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to TBS a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and TBS in accordance with its terms.

                                                   Very truly yours,

                                                   TURNER BROADCASTING SYSTEM, INC.



                                                   By:               /s/ CHRISTIAN L. BECKEN
                                                       ---------------------------------------------
                                                            Name:    Christian L. Becken
                                                            Title:   Vice President and Treasurer


Confirmed and accepted as of
  the date first above written:


        /s/ GOLDMAN, SACHS & CO.
- --------------------------------------
         (GOLDMAN, SACHS & CO.)



CS FIRST BOSTON CORPORATION


By:        /s/ JOSEPH D. FASHANO
    -------------------------------
         Name:   Joseph D. Fashano
         Title:  Vice President



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By:           /s/ MATTHEW PENDO
     --------------------------
         Name:   Matthew Pendo
         Title:  Vice President

                        TURNER BROADCASTING SYSTEM, INC.

                                DEBT SECURITIES

                    UNDERWRITING AGREEMENT BASIC PROVISIONS

                                                                   June 30, 1993

     The basic provisions set forth herein are intended to be incorporated by reference in a terms agreement (a "Terms Agreement") of the type referred to in
Section 2(a) hereof. With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as this "Agreement". Terms defined in the Terms Agreement are used herein as therein defined.

     Turner Broadcasting System, Inc. ("TBS") may issue and sell from time to time debt securities registered under the registration statement referred to in the following paragraph (the "Securities"). The Securities may have varying designations, denominations, interest rates and payment dates, maturities, redemption provisions and selling prices, with all such terms for any particular Securities (together with any other terms relating to such securities) to be determined and set forth in the Terms Agreement relating to such securities. As used herein, the term "Underwritten Securities" shall mean the Securities that the underwriter or underwriters party to the Terms Agreement have agreed to purchase pursuant to such Terms Agreement. Unless otherwise defined in a Terms Agreement, the term "Representatives" shall refer to the Underwriters, as defined in the applicable Terms Agreement.

     TBS has filed with the Securities and Exchange Commission (the "Commission) a registration statement on Form S-3 (No. 33-66218) for the registration of debt securities, including the Underwritten Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture pursuant to which the Underwritten Securities will be issued (the "Indenture") has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement, (i) "Registration Statement" means such registration statement when it became effective under the Act, and as from time to time amended or supplemented thereafter at the time of effectiveness of such amendment or filing of such supplement with the Commission (including all documents incorporated or deemed to be incorporated therein by reference); (ii) "Basic Prospectus" means the prospectus (including all documents incorporated or deemed to be incorporated therein by reference) included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus, together with any preliminary prospectus supplement and any prospectus supplement, as filed with, or transmitted by a means reasonably calculated to result in filing with, the Commission pursuant to paragraph (b) of Rule 424 of the 1933 Act Regulations, specifically relating to the Underwritten Securities (including in each case all documents incorporated or deemed to be incorporated therein by reference), except that, if any revised prospectus should be provided to the Underwriters by TBS for use in connection with the offering of the Underwritten Securities that is not required to be filed by TBS pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. Notwithstanding the foregoing, for purposes of this Agreement, any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of a series of debt securities other than the Underwritten Securities shall not be deemed to have supplemented the Prospectus.

     TBS understands that the Underwriters propose to make a public offering of the Underwritten Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     SECTION 1. Representations and Warranties of TBS. (a) TBS represents, warrants and agrees to each of the Underwriters that:

          (i) The Registration Statement is effective under the 1933 Act and, to the best of TBS's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and no order directed to any document incorporated by reference in the Prospectus has been issued.

          (ii) The Registration Statement, at the time it became effective and at the Representation Date (as hereinafter defined), and the Prospectus at the Representation Date and at the Delivery Date (as hereinafter defined), contained, and will contain, all statements which are required by the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Trust Indenture Act and the rules and regulations of the Commission with respect to such Acts; the Indenture, including any amendments and supplements thereto, conforms and will conform with the requirements of the Trust Indenture Act, and the rules and regulations of the Commission thereunder; the Registration Statement, at the time it became effective, at the Representation Date, at the Delivery Date and at each filing of TBS's most recent annual report pursuant to Section 13(a) or 15(d) of the 1934 Act, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement became effective, at the Representation Date and at the Delivery Date did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to TBS in writing through the Representatives by or on behalf of any Underwriter specifically for use in the Registration Statement or the Prospectus, or to any statements in or omissions from the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act (the "Form T-1").

          (iii) The documents incorporated by reference into the Registration Statement or the Prospectus, when they were filed or became effective with the Commission (or if any such document was amended, at the time such document was last amended) complied and any documents subsequently incorporated by reference will comply, as of the applicable filing date or effective date, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective, at the Representation Date and at the Delivery Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and any documents deemed to be incorporated by reference in the Prospectus will, if and at the time they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iv) TBS, at the effective date of the Registration Statement, the Representation Date and the Delivery Date, met and will meet the conditions for use of Form S-3 under the 1933 Act and the 1933 Act Regulations.

          (v) To the best of TBS's knowledge, the accountants who have audited and reported upon the consolidated financial statements filed with the Commission as part of the Registration Statement and the Prospectus are independent public accountants with respect to TBS and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

          (vi) The financial statements filed as part of the Registration Statement or included or incorporated in the Prospectus, as of their date, the Representation Date and the Delivery Date, present and will present fairly the financial position of TBS and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          (vii) Since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by TBS or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to TBS and its subsidiaries, considered as one enterprise.

          (viii) (A) The Indenture has been duly executed and delivered and validly authorized by TBS and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of TBS enforceable against TBS in accordance with its terms (except to the extent enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (B) the Underwritten Securities have been validly authorized for issuance and sale pursuant to this Agreement and, when executed, authenticated and delivered as provided in the Indenture and paid for in accordance with this Agreement, will be validly issued and outstanding, and will constitute legal, valid and binding obligations of TBS enforceable against TBS in accordance with their terms and entitled to the benefits of the Indenture (subject to the exceptions set forth in clause (A) of this paragraph (vii)), and (C) the Underwritten Securities and the Indenture conform in all material respects to the description thereof contained in the Prospectus.

          (ix) TBS has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia with corporate power and authority to own, lease and operate its properties and to conduct the businesses as described in the Prospectus; and TBS is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise.

          (x) The only subsidiaries of TBS are Cable News Network, Inc., SuperStation, Inc., Turner Entertainment Co. and Turner Network Television, Inc. (collectively, the "Significant Subsidiaries"), other than corporate consolidated subsidiaries none of which would constitute a "significant subsidiary" of TBS under Regulation S-X of the rules and regulations of the Commission nor is material to the business of TBS and its subsidiaries, taken as a whole.

          (xi) Each Significant Subsidiary of TBS has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct the businesses in which it is engaged and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned beneficially by TBS free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than (a) restrictions arising under or by virtue of the Federal Communications Act of 1934, as amended ("Communications Act Restrictions"), and (b) restrictions arising under Article V, Section 4(g) of the Restated Articles of Incorporation of TBS ("Class C Restrictions").

          (xii) Neither TBS nor any of its Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any agreement, indenture, or instrument to which TBS or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of TBS or any of its Significant Subsidiaries is subject, or any applicable law, administrative regulation or administrative or court order or decree, which default or violation would have a material adverse effect on TBS and its subsidiaries, considered as one enterprise; and the execution, delivery and performance by TBS of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not (i) conflict with or constitute a breach of, or default under, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of TBS or any of its Significant Subsidiaries pursuant to, or (iii) except as described in the Prospectus, result in any obligation to redeem or repurchase any securities or indebtedness of TBS or its subsidiaries or affiliates under, any agreement, indenture or instrument to which TBS or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of TBS or any of its Significant Subsidiaries is subject, except for such conflicts, breaches, defaults, liens, charges or encumbrances which, singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise, nor will such action result in (i) any violation of the provisions of the charter, by-laws or other corresponding organizational documents of TBS or any of its Significant Subsidiaries, or (ii) any violation of any applicable law, administrative regulation or administrative or court decree, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise and, except as required by the 1933 Act, the 1934 Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement or the Indenture.

          (xiii) Except as described in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of TBS, threatened, against or affecting TBS or any of its Significant Subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus; all pending legal or governmental proceedings to which TBS or any of its Significant Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, are, in the opinion of TBS, considered in the aggregate, not material; and there are no contracts or documents of TBS or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement, or to any documents incorporated by reference therein, by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, which have not been so filed.

          (xiv) No authorization, consent or approval of, or other order by, any United States court or administrative or governmental authority or agency is required in connection with the sale of the Underwritten Securities under this Agreement to the Underwriters, except such as may be required under state securities laws or except as may have been obtained.

          (xv) Each of TBS and its Significant Subsidiaries owns, or is licensed under or otherwise has sufficient right to use, all material licenses, copyrights, trademarks, and trade names (collectively, "Intellectual Property") used in, or necessary for the conduct of, its respective businesses as described in the Prospectus. Other than as described in the Prospectus, no claims have been asserted by any person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property or any license or agreement related thereto, which claim, if determined adversely to TBS or any of its subsidiaries, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise. The use of such Intellectual Property in connection with the business and operations of TBS and its subsidiaries does not, to TBS's knowledge, infringe on the rights of any person.

          (xvi) TBS and its Significant Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where failure to possess such certificates, authorities or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise, and neither TBS nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise.

          (xvii) TBS has complied with and will be in compliance with the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations promulgated thereunder or is exempt therefrom.

          (xviii) This Agreement has been duly authorized and validly executed and delivered by TBS and (assuming due authorization, execution and delivery hereof by the Underwriters) it constitutes the legal, valid and binding agreement of TBS, enforceable against TBS in accordance with its terms (except as to the extent enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)).

     (b) Any certificate signed by any officer of TBS and delivered to the Representatives or to counsel for the Underwriters in connection with the transaction contemplated hereby shall be deemed a representation and warranty by TBS to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to the Underwriters; Closing. (a) The obligation of the Underwriters to purchase, and TBS to sell, the Underwritten Securities is evidenced by a Terms Agreement delivered at the time TBS determines to sell the Underwritten Securities (the date of delivery of a Terms Agreement being hereinafter referred to as the "Representation Date"). The Terms Agreement specifies the firm or firms which will be Underwriters and Representatives, the principal amount of the Underwritten Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters for the Underwritten Securities, the public offering price, if any, of the Underwritten Securities, certain terms thereof and the Underwriters' compensation therefor and any of the terms of the Underwritten Securities not already specified in the Indenture including, but not limited to, designations, denominations, interest rate or rates (and method of determining such rate or rates), redemption provisions and sinking fund requirements. The Terms Agreement also specifies any details of the terms of the offering which should be reflected in a post-effective amendment to the Registration Statement or the prospectus supplement relating to the offering of the Underwritten Securities.

     (b) TBS shall not be obligated to deliver any Underwritten Securities except upon payment for all the Underwritten Securities as provided in Section 2(d) hereof.

     (c) If one or more of the Underwriters shall fail at the Delivery Date to purchase the Underwritten Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then;

          (i) If the principal amount of the Defaulted Securities does not exceed 10% of the Underwritten Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (ii) If the principal amount of the Defaulted Securities exceeds 10% of the Underwritten Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, each of the Representatives and TBS shall have the right to postpone the Delivery Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     (d) Delivery of and payment for the Underwritten Securities shall be made at the office of the Representatives at such address and time as may be specified in the Terms Agreement. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date TBS shall deliver the Underwritten Securities to the Representatives for the account of each Underwriter against payment to or upon the order of TBS of the purchase price by (i) certified or official bank check or checks payable in New York Clearing House funds or (ii) wire transfer of immediately available funds, as shall be specified in the Terms Agreement. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, unless the Terms Agreement relating thereto otherwise provides, the Underwritten Securities shall be in definitive fully registered form and in such denominations and registered in such names as the Representatives shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Underwritten Securities, TBS shall make the Underwritten Securities available for inspection by the Representatives in New York, New York (or such other place as may be specified by the Representatives) not later than 10:00 P.M., New York City time, on the last business day prior to the Delivery Date.

     SECTION 3. Covenants of TBS. TBS covenants and agrees with each of the Underwriters as follows:

          (a) TBS will notify the Representatives immediately (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of any request or proposed request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or to any documents incorporated by reference into the foregoing or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of the Registration Statement, the Prospectus or any document incorporated by reference in the Prospectus and (iv) of the receipt by TBS of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or initiation or threat of any proceedings for that purpose. TBS will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

          (b) TBS will deliver to the Representatives and to their counsel one signed and as many conformed copies of the Registration Statement (as originally filed) and each amendment thereto relating to the Underwritten Securities (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request, and a copy of each Prospectus filed with the Commission, including all supplements thereto and all documents incorporated therein by reference and all consent and exhibits filed therewith. TBS will deliver to each of the Underwriters as many copies of the Prospectus (as amended or supplemented) as the Underwriters shall reasonably request so long as the Underwriters are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Underwritten Securities.

          (c) If during any period in which, in the opinion of counsel for the Representatives, a prospectus relating to the Underwritten Securities is required to be delivered under the Act, any event shall occur as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Prospectus to comply with the 1933 Act, TBS will notify the Representatives and will promptly prepare and file (subject to clause (g) below) an amendment or supplement which will effect such compliance.

          (d) TBS will endeavor, in cooperation with the Representatives, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate; provided, however, that TBS shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Underwritten Securities have been so qualified, TBS will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required to complete the distribution of the Underwritten Securities.

          (e) TBS will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered, a consolidated earnings statement (which need not be audited) (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering the 12-month period beginning not later than the first day of TBS's fiscal quarter next following each date which is an "effective date" of the Registration Statement (as defined in said Rule 158).

          (f) During the period in which, in the opinion of counsel for the Representatives, any Prospectus is required by law to be delivered in connection with sales of Securities, TBS will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (g) Prior to filing with the Commission any (i) amendment or supplement to the Registration Statement or (ii) Prospectus or any amendment or supplement thereto, TBS will furnish a copy thereto to the Representatives and their counsel and to provide the Representatives an opportunity to comment thereon and shall not file any such amendment or supplement to which the Representative shall reasonably object.

          (h) For one year after the Delivery Date, TBS will furnish to the Representatives, promptly after the time TBS makes the same available to others, copies of all reports and financial statements furnished by TBS to any securities exchange pursuant to the requirements of or agreements with such exchange or to the Commission pursuant to the 1934 Act or the 1934 Act regulations.

          (i) During the period beginning on the Representation Date and continuing to the Delivery Date, TBS will not, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any debt securities of TBS other than borrowings obtained through the commercial banking market, including, without limitation, under TBS's revolving credit agreements and lines of credit and the issuance, in the ordinary course of business, of TBS's commercial paper. Except as provided in Section 4 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters.

          (j) TBS will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (k) During the period of nine months from the Closing Date, the Company will file such amendments to the Registration Statement or amendments or supplements to the Prospectus as the Underwriters may reasonably request in connection with the distribution and sale of the Securities, and will furnish to the Underwriters, at the Company's expense, as many copies of the Registration Statement or the Prospectus, or so amended or supplemented, as the Underwriters may reasonably request.

     SECTION 4. Payment of Expenses. TBS will pay all expenses incident to the performance of its obligations under this Agreement, including expenses related to the following, if incurred: (i) the preparation, filing, printing and delivery to the Underwriters of the Registration Statement as originally filed and any amendments, supplements or exhibits thereto; (ii) the preparation, printing and filing of any document and any amendments or exhibits thereto required to be filed by TBS under the 1934 Act; (iii) distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereto (including exhibits), any Prospectus, any supplement or amendment to the Prospectus and any documents incorporated by reference in any of the foregoing documents; (iv) distributing the terms of the agreement relating to the organization of the underwriting syndicate to the Underwriters by mail, telex or other means of communication; (v) the preparation, printing or typing of this Agreement; (vi) the preparation, issuance and delivery of the certificates for the Underwritten Securities to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Underwritten Securities and the sale pursuant to this Agreement of the Underwritten Securities to the Underwriters; (vii) the fees and disbursements of TBS's counsel and accountants; (viii) the qualification of the Underwritten Securities under securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum and a memorandum concerning the legality of the Securities, including the Underwritten Securities as an investment; (ix) the printing and delivery to the Underwriters of copies of the Blue Sky Memorandum and a memorandum concerning the legality of the Securities, including the Underwritten Securities, as an investment; (x) the fees payable in connection with any filings with the National Association of Securities Dealers, Inc., including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith; (xi) the fee of the Commission; and (xii) the fees and expenses incurred in connection with the listing of the Underwritten Securities on any securities exchange.

     If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, TBS shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of the Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy in all material respects, on the Representation Date and on the Delivery Date, of the representations and warranties of TBS contained herein, to the performance by TBS of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten Securities:

          (a) At or before the Delivery Date no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission nor shall any order directed to any document incorporated by reference in the Prospectus have been initiated or threatened by the Commission.

          (b) At the Delivery Date, the Representatives shall have received:

             (1) The favorable opinion, dated as of the Delivery Date, of Troutman Sanders, counsel for TBS in form and substance satisfactory to counsel for the Underwriters, with respect to the matters set forth below. In rendering such opinion, Troutman Sanders may, as to matters of New York law, rely upon the opinion of counsel to the Underwriters.

                (i) TBS has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia.

                (ii) TBS has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                (iii) TBS is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on TBS and its subsidiaries, considered as one enterprise.

                (iv) Each Significant Subsidiary of TBS has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on TBS and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is beneficially owned by TBS, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (a) the Communications Act Restrictions and (b) the Class C Restrictions.

                (v) The issuance and sale of the Underwritten Securities have been duly authorized by TBS and, when executed and authenticated as specified in the Indenture and delivered against payment of the purchase price therefor in accordance with this Agreement, the Underwritten Securities will be legal, valid and binding obligations of TBS, enforceable against TBS in accordance with their terms, except to the extent enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                (vi) This Agreement has been duly authorized, executed and delivered by TBS.

                (vii) The Indenture has been duly authorized, executed and delivered by TBS, and (assuming due authorization, execution and delivery thereof by the Trustee) is a legal, valid and binding obligation of TBS enforceable against TBS in accordance with its terms, except to the extent enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                (viii) The Underwritten Securities and Indenture conform in all material respects to the statements relating thereto contained in the Prospectus and the Registration Statement.

                (ix) The Indenture has been qualified under and complies as to form with the Trust Indenture Act.

                (x) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and no order directed to any document incorporated by reference in the Prospectus has been issued.

                (xi) Each of the Registration Statement, as of the time it became effective, at the Representation Date and at the Delivery Date and the Prospectus, at the Representation Date and at the Delivery Date (other than the financial statements, supporting schedules, and other financial data included or incorporated by reference therein, and the Form T-1, as to which no opinion need be rendered) appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act.

                (xii) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (other than financial statements, supporting schedules and other financial data included or incorporated by reference therein, and the Form T-1 as to which no opinion need be rendered) appeared on its face as of its date of filing to be appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

                (xiii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described, referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                (xiv) The issuance and delivery of the Underwritten Securities, the execution and delivery of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein, will not (i) conflict with or constitute a breach of, or default under,

           (ii) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of TBS or any of its Significant Subsidiaries pursuant to, or (iii) except as contemplated in the Prospectus, result in any obligation to redeem or repurchase any securities or indebtedness of TBS or its subsidiaries or affiliates under, any agreement, indenture or instrument known to such counsel and to which TBS or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of TBS or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of TBS, or any material applicable law, administrative regulation or administrative or court decree except for such conflicts, breaches, defaults, liens, charges, encumbrances or violations which, singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise.

                (xv) No authorization, consent or approval of, or other order by, any United States court or administrative or governmental authority or agency is required in connection with the sale of the Underwritten Securities under this Agreement to the Underwriters, except such as may be required under state securities laws or except as may have been obtained.

             (2) The favorable opinion, dated as of the Delivery Date, of Steven
        W. Korn, Esq., General Counsel of TBS, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                (i) Except as disclosed in the Prospectus, each of TBS and its subsidiaries owns, or is licensed under, or otherwise has sufficient rights to use, all material licenses, trademarks, tradenames and copyrights (collectively "Intellectual Property") used in, or necessary for the conduct of, its respective business as set forth in the Prospectus. To the best of such counsel's knowledge, no claims have been asserted against TBS or its subsidiaries by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property or any license or agreement related thereto which, if finally determined adversely to TBS or any of its subsidiaries, would, singly or in the aggregate, have a material adverse effect on TBS and its subsidiaries, considered as one enterprise. Except as disclosed in the Prospectus, the use of such Intellectual Property in connection with the business and operations of TBS and of its subsidiaries does not, to the best of such counsel's knowledge, materially infringe on the rights of any person.

                (ii) There is no action, suit, proceeding or investigation pending or, to the best of such counsel's knowledge after due inquiry, threatened, against or affecting TBS or any of its subsidiaries in any court or before any governmental authority or arbitration board or tribunal, which seeks to restrain, enjoin, prevent consummation of or otherwise challenge any of the transactions contemplated hereby (including the authorization, issuance, sale and delivery of the Underwritten Securities). To the best of such counsel's knowledge, except as disclosed in the Prospectus, there is no action, suit, proceeding or investigation pending to which TBS or any of its subsidiaries is a party or of which the business or property of TBS or any of its subsidiaries is the subject, the outcome of which would have a material adverse effect, financial or otherwise, upon TBS and its subsidiaries, considered as one enterprise, nor is there any active threat of any such action, suit, proceeding or investigation as to which such counsel has knowledge.

             (3) The favorable opinion, dated as of the Delivery Date, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special counsel to TBS, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                (i) The information in the Registration Statement and the Prospectus or, as applicable, in TBS's Annual Report on Form 10-K for the year ended December 31, 1992 or TBS's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 under the captions "Business," "Regulation" or "Recent Developments" insofar as such statements constitute a summary of federal communications law and copyright law and the rules, regulations and administrative orders promulgated or proposed for promulgation under each thereof and decisions or orders of any court or administrative agency or authority relating to each thereof relevant to the operations of TBS and its Significant Subsidiaries as currently conducted and as described in the Prospectus, or insofar as such statements constitute a summary of the status of administrative, judicial or legislative proceedings, represents an accurate and fair summary of such laws, rules, regulations, orders and proceedings.

                (ii) No approvals are required under federal communications law and copyright law and the rules, regulations and administrative orders promulgated under each thereof and decisions or orders of any court or administrative agency or authority relating to each thereof in connection with the consummation by TBS of the transactions contemplated by this Agreement and the Indenture and the fulfillment of the obligations hereunder and thereunder.

                (iii) Except as set forth in the Prospectus, neither TBS nor any of its Significant Subsidiaries is in violation of any federal communications law or copyright law or the rules, regulations and administrative orders promulgated under each thereof or any order of any court or administrative agency or authority relating to each thereof which violation would have a material adverse effect on TBS and its subsidiaries, considered as one enterprise.

             (4) The favorable opinion, dated as of the Delivery Date, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, with respect to the matters set forth in (v) through (xi), inclusive (but not with respect to any documents incorporated by reference), of subsection
        (b)(1) of this Section. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may, as to matters of Georgia law, rely upon the opinion of Troutman Sanders.

             (5) In giving their opinions required by subsections (b)(1), (b)(2) and (b)(4), respectively, of this Section, Troutman Sanders, Steven W. Korn, Esq. and Skadden, Arps, Slate, Meagher & Flom shall each state that they have participated in conferences with officers and other representatives of TBS, outside counsel for TBS, representatives of the independent public accountants for TBS, Representatives and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to such counsel's attention that lead them to believe that either the Registration Statement (except for (i) financial statements and other financial data included or incorporated by reference therein, (ii) in the case of Skadden, Arps, Slate, Meagher & Flom only, any of the documents incorporated or deemed to be incorporated by reference therein and (iii) with respect to the opinions being rendered by Troutman Sanders and Skadden, Arps, Slate, Meagher & Flom, respectively, matters affecting TBS or any of its subsidiaries insofar as such matters are being opined on by Steven W. Korn, General Counsel of TBS, pursuant to Section 5(b)(2) hereof or by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. pursuant to Section 5 (b)(3) hereof), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for (i) financial statements and other financial data included or incorporated by reference therein, (ii) in the case of Skadden, Arps, Slate, Meagher & Flom only, any of the documents incorporated or deemed to be incorporated by reference therein and (iii) with respect to the opinions being rendered by Troutman Sanders and Skadden, Arps, Slate, Meagher & Flom, respectively, matters affecting TBS or any of its subsidiaries insofar as such matters are being opined on by Steven W. Korn, General Counsel of TBS, pursuant to Section 5(b)(2) hereof or by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. pursuant to Section 5(b)(3) hereof), at the Representation Date or at the Delivery Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading.

          (c) Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any document incorporated or deemed to be incorporated therein by reference, at the Delivery Date, there shall not have been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of TBS and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business. The Representatives shall have received a certificate signed by (A) the President, Vice President-Finance, Vice President-Treasurer or Vice President-Controller of TBS and (B) another Vice President, dated as of the Delivery Date, to the effect (i) that there has been no such material adverse change, (ii) that the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Delivery Date, (iii) that TBS has complied with all agreements and satisfied all conditions required by this Agreement or the Indenture on its part required to be performed or satisfied at or prior to the Delivery Date, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (d) The Representatives shall have received from the Company's independent public accountants a letter, dated as of the Representation Date, in form and substance satisfactory to the Representatives, to the effect that:

             (i) they are independent public accountants with respect to TBS and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

             (ii) in their opinion the financial statements and supporting schedules of the Company and its subsidiaries incorporated by reference in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the published rules and regulations thereunder with respect to registration statements on Form S-3;

             (iii) based upon limited procedures set forth in such letter, nothing has come to their attention which causes them to believe that
        (A) the unaudited financial information of TBS and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations as they apply to Form 10-Q or any material modifications should be made to the unaudited financial statements for them to be in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements incorporated by reference therein, or (B) at a specified date not more than five days prior to the Representation Date, there was any change in the capital stock of TBS (except for subsequent issuances, if any, pursuant to the reservations, commitments, employee benefit plans, agreements or convertible securities referred to in the Registration Statement or the Prospectus) or any increase in the consolidated long-term debt of TBS and its subsidiaries as compared with the amounts shown in the most recent consolidated balance sheets incorporated by reference in the Registration Statement and Prospectus, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Representatives and TBS;

             (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages, ratios and financial information which is included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Representatives, and have found such amounts, percentages, ratios and financial information to be in agreement with, or calculated from, the relevant accounting records of TBS and its subsidiaries identified in such letter.

          (e) At the Delivery Date, the Representatives shall have received from the Company's independent public accountants a letter, dated as of the Delivery Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Delivery Date.

          (f) At the Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by TBS in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to TBS at any time at or prior to the Delivery Date, and such termination shall be without liability of any party to any other party except as provided in Section 4.

     SECTION 6. Indemnification. (a) TBS agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, joint or several, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of TBS; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) the foregoing indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to TBS by or on behalf of the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);
(B) the foregoing indemnity with respect to any untrue statement contained in or omission from a Prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Underwritten Securities which are the subject thereof if (i) such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Underwritten Securities to such person, (ii) TBS shall have delivered the Prospectus (as amended or supplemented) to the Underwriters on a reasonably timely basis and in requisite quantity to permit the Underwriters to send or deliver such amended or supplemented Prospectus to such person at or prior to the written confirmation of the sale of such Underwritten Securities and (iii) the untrue statement contained in or omission from such Prospectus was corrected in such amendment or supplement to the Prospectus; and (C) the foregoing indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1.

     (b) Each Underwriter severally agrees to indemnify and hold harmless TBS, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls TBS within the meaning of Section 15 of the 1933 Act against any and all loss, liability, joint or several claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to TBS by such Underwriter expressly for use in the Registration Statement or the Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such claim or action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such claim or action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim or action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or action in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section consist of any Underwriter or any of their respective controlling persons, or by TBS, if the indemnified parties under this Section consist of TBS or any of its directors, officers or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Section 6(a) and 6(b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such claim or action. The indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment in favor of the plaintiff in any such claim or action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason unavailable to an indemnified party although applicable in accordance with its terms, then each indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by TBS on the one hand and the Underwriters and the Participants on the other from the offering of the Underwritten Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of TBS on the one hand and the Underwriters and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by TBS on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by TBS bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by TBS or the Underwriters, the intent of the parties and the opportunity to correct or prevent such statement or omission. TBS and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of TBS, each officer of TBS who signed the Registration Statement and each person, if any, who controls TBS within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as TBS.

     SECTION 8. Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of TBS submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of TBS, and shall survive delivery of the Underwritten Securities to the Underwriters.

     SECTION 9. Termination of Agreement. (a) The obligations of the Underwriters under this Agreement may be terminated by the Representatives, in their absolute discretion, by notice to and received by TBS, prior to the delivery of and payments for the Underwritten Securities, if during the period beginning on the date of the Terms Agreement to and including the Delivery Date
(i) there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (ii) if trading in securities of TBS has been suspended by any official act, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or (iii) if a banking moratorium has been declared by either federal, New York or Georgia authorities or (iv) the rating of any of TBS's debt securities shall have been lowered by any nationally recognized statistical rating organization ("NRSO") or any such NRSO shall have placed such debt securities on "creditwatch" or any similar listing with negative implications, or (v) there has occurred any material and adverse change, or any development involving a prospective material and adverse change, in or affecting the business or properties of TBS and its subsidiaries, considered as one enterprise which, in the judgment of a majority in interest of the Underwriters materially impairs the investment quality of the Notes.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4.

     SECTION 10. Notices. TBS shall be entitled to act and rely upon any request, consent, notice or agreement on behalf of the Representatives. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed as specified in the Terms Agreement with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, attention of Thomas C. Janson, Jr.; notices to TBS shall be directed to it at One CNN Center, Atlanta, Georgia 30303, attention of Christian L. Becken, Vice President and Treasurer, with a copy to Troutman Sanders, NationsBank Plaza, Suite 5200, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, attention of Terry C. Bridges.

     SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and TBS and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, or corporation, other than the Underwriters and TBS and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and TBS and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York City time.

     SECTION 13. Terms Agreement. The Terms Agreement may be executed in one or more counterparts and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.